UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2025

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Lancaster Avenue, 2nd Floor Haverford, PA	19041
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: 732-889-4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, from April 27, 2020 through November 9, 2020, Investview, Inc. (the “Company”) received loans in the aggregate amount of $3,300,000 from DBR Capital, LLC (“DBR Capital”), an affiliate of David B. Rothrock, an independent entrepreneur who became a Board member of the Company in conjunction with the loan origination. Each of the loans are each secured by collateral of the Company and its subsidiaries, bear interest at rates between 20% and 38.5% per annum, and mature on April 27, 2030. The loans are convertible by DBR Capital into the Company’s common stock at a conversion price of $0.007 per share at any time prior to maturity or earlier by the Company if certain benchmarks relating to the trading price and volume of the Company’s common stock are met. In addition, the Securities Purchase Agreement, as amended in 2022, under which the first three loans were issued, gave DBR Capital the right to lend to the Company up to an additional $7.7 million, on substantially the same terms as the prior loans, through December 31, 2024.

Rather than cause the loan arrangement to terminate on December 31, 2024, particularly as the Company contemplates a need for expansion capital in the future, and seeks to avoid the additional interest charges under the current lending arrangement that it would have been caused to incur in the immediate term were DBR Capital to have put the additional loans to the Company during December 2024, on or about February 28, 2025, the Company and DBR Capital entered into an amendment to the Securities Purchase Agreement (the “Amendment”), approved by the disinterested members of the Company’s Board of Directors. Pursuant to the Amendment, DBR has been given until August 31,2025 to lend to the Company a minimum of $2.0 million, and until December 31, 2026 to lend to the Company balance of up to $5.7 million. The Amendment also substantially reduces the interest rate for the first $2 million that may be advanced by DBR Capital from 38.5% to 18.75% per annum, and further substantially reduces the interest rate to 10% per annum (also from 38.5%) for any amounts loaned in excess of $2 million. Funding of the additional loan amounts remain at the sole discretion of DBR Capital as the Company has no right to call the loan amounts, and the Company cannot provide any assurance as to when, or if, such amounts will be funded.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

All statements in this report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this Current Report on Form 8-K include statements regarding the possibility of the funding of loans contemplated by the Amendment and the Company’s desire to delay the incurrence of additional interest charges within the immediate term. These forward-looking statements are based on the Company’s current beliefs and assumptions and information currently available to the Company and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, including risks and uncertainties surrounding, among others, the Company’s access to such capital as DBR Capital has no obligation to fund all or any portion of such funds and DBR Capital has the discretion, within the timeframes set forth in the Amendment, to make such loans, which may not coincide with the Company’s needs for such capital; the risk and uncertainty that DBR Capital may cause the Company to incur the debt and associated interest charges with one or both sets of additional loans at a time when it does not need the capital; as well as any uncertainties to which the Company is subject; particularly given the risk factors that are identified in the Company’s public reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made herein speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

No.	Description	Location

10.1	Fifth Amendment to Amended and Restated Securities Purchase Agreement between Investview, Inc. and DBR Capital, LLC dated as of February 28, 2025	This filing

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: March 4, 2025	By:	/s/ Ralph Valvano
Ralph Valvano
Secretary/Chief Financial Officer

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